ROBISON, HILL & CO.                                 CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
                                                    Brent M. Davies, CPA
                                                    David O. Seal, CPA
                                                    W. Dale Westenskow, CPA
                                                    Barry D. Loveless, CPA




                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Patriot Gold Corp.


         We have issued an audit report dated August 13, 2003 for the year ended May 31, 2003 and 2002 for Patriot Gold Corp. included in the Registration
Statement Form SB-2. We consent to the use of our auditors report in the aforementioned registration statement.


                                                    Respectfully submitted,


                                                    /s/ Robison, Hill & Co.
                                                    Certified Public Accountants

Salt Lake City, Utah
July 16, 2004


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